     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997


                                                      REGISTRATION NO. 333-21223
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         BROOKS FIBER PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                         4813                        43-1656187
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
             OF                 CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)
      INCORPORATION OR
        ORGANIZATION)

                            ------------------------

                      425 WOODS MILL ROAD SOUTH, SUITE 300
                         TOWN & COUNTRY, MISSOURI 63017
                                 (314) 878-1616
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                DAVID L. SOLOMON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                      425 WOODS MILL ROAD SOUTH, SUITE 300
                         TOWN & COUNTRY, MISSOURI 63017
                                 (314) 878-1616
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                             JOHN P. DENNEEN, ESQ.
                                 BRYAN CAVE LLP
                         211 NORTH BROADWAY, SUITE 3600
                           ST. LOUIS, MISSOURI 63102
                                 (314) 259-2000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town and Country, State of Missouri, on March 18, 1997.


                                          BROOKS FIBER PROPERTIES, INC.

                                          By:           JAMES C. ALLEN

                                            ------------------------------------
                                            James C. Allen
                                            Vice Chairman and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on March 18, 1997.



                 SIGNATURE                                            TITLE
                 ---------                                            -----

                     *                             Director (Chairman of the Board)
--------------------------------------------
              Robert A. Brooks

               JAMES C. ALLEN                      Vice Chairman, Chief Executive Officer
--------------------------------------------       and Director (Principal Executive Officer)
               James C. Allen

                     *                             President and Director
--------------------------------------------       (Chief Operating Officer)
               D. Craig Young

              DAVID L. SOLOMON                     Executive Vice President and
--------------------------------------------       Chief Financial Officer
              David L. Solomon                     (Principal Financial and Accounting Officer)

                     *                             Director
--------------------------------------------
              Robert F. Benbow

                     *                             Director
--------------------------------------------
             William J. Bresnan

                     *                             Director
--------------------------------------------
             Jonathan M. Nelson

                     *                             Director
--------------------------------------------
         G. Jackson Tankersley, Jr.

                     *                             Director
--------------------------------------------
            Ronald H. Vander Pol

                     *                             Director
--------------------------------------------
            Carol deB. Whitaker



*By:          DAVID L. SOLOMON

     ---------------------------------
             David L. Solomon
             Attorney-in-Fact

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
   2.1      Agreement and Plan of Merger dated December 19, 1995 between the Company and Brooks Telecommunications Corporation
            (incorporated by reference to Exhibit 2.1 to the Company's
            Registration Statement on Form S-1 (File No. 333-1924) filed with the Commission on March 4, 1996 (the "IPO Form S-1"))

   2.2 Agreement and Plan of Merger dated January 17, 1996 between the Company, Brooks Fiber Communications of Michigan, Inc.,
            City Signal, Inc. and Ronald H. Vander Pol (incorporated by reference to Exhibit 2.2 to the IPO Form S-1)

   3.1(a)   Restated Certificate of Incorporation of the Company
            (incorporated by reference to Exhibit 3.1(a) to the IPO Form
            S-1)

   3.1(b)   Certificate of Designation of Series C Junior Participating
            Preferred Stock (incorporated by reference to Exhibit 3.1(c) to the IPO Form S-1)

   3.1(c) Certificate of Amendment of Certificate of Incorporation of the Company dated as of August 20, 1996 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q, as amended, for the Period Ended September 30,
            1996 (File No. 0-28036) filed with the Commission on
            November 14, 1996 (the "September 30, 1996 Form 10-Q")

 **3.2      By-laws of the Company, as amended on February 19, 1997

   4.1      Form of Exchange Note (included in Exhibit 4.2).

   4.2 Rights Agreement dated February 29, 1996 between the Company and The Boatmen's Trust Company, as Rights Agent
            (incorporated by reference to Exhibit 4.2 to the IPO Form
            S-1)

   4.3      Amended and Restated Stockholders Agreement dated as of June
            15, 1995 (incorporated by reference to Exhibit 4.3 to the IPO Form S-1)

   4.4 Amended and Restated Registration Rights Agreement dated as of June 15, 1995 (incorporated by reference to Exhibit 4.4 to the IPO Form S-1)

   4.5 Indenture dated as of February 26, 1996 between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.6 to the IPO Form S-1)

   4.6 Indenture dated as of November 7, 1996 between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.6 to the Company's Registration
            Statement on Form S-1 (File No. 333-16495) filed with the
            Commission on November 20, 1996 (the "Secondary Offering
            Form S-1"))

   4.7      Amended and Restated Loan and Security Agreement dated as of
            October 1, 1996 among AT&T Credit Corporation, the Company and certain subsidiaries of the Company (incorporated by reference to Exhibit 4.8 to the Company's Registration
            Statement on Form S-4 (File No. 333-18503) filed with
            Commission on December 20, 1996)

   4.8 The Company has not filed certain instruments with respect to long-term debt since the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreement to the Commission upon request.

   5.1 Opinion of Bryan Cave LLP regarding the validity of the Common Stock

  **10.1      1993 Stock Option Plan of the Company, as amended on December 23, 1996

    10.2      Form of Non-Qualified Stock Option Agreement under the Company's 1993 Stock Option Plan
              (incorporated by reference to Exhibit 10.2 to the IPO Form S-1)

    10.3      1996 Employee Stock Purchase Plan of the Company (incorporated by reference to Exhibit 10.3 to the
              IPO Form S-1)

    10.4      1993 Stock Option Plan of Brooks Telecommunications Corporation ("BTC") (incorporated by reference to Exhibit 10.4 to the IPO Form S-1)

    10.5      Form of Substituted Non-Qualified Stock Option Agreement under BTC's 1993 Stock Option Plan
              (incorporated by reference to Exhibit 10.5 to the IPO Form S-1)

    10.6      Option Agreement dated as of January 31, 1996 between the Company and Ronald H. Vander Pol
              (incorporated by reference to Exhibit 10.6 to the IPO Form S-1)

  **10.7      Employment, Consulting and Non-Competition Agreement dated as of March 11, 1997 between the Company and Robert A. Brooks

    11.1      Statement Re Computation of Per Share Earnings (incorporated by reference to Exhibit 11 to the
              September 30, 1996 Form 10-Q)

    21.1      Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Secondary Offering
              Form S-1)

    23.1      Consent of Bryan Cave LLP (included in Exhibit 5.1)

  **23.2      Consent of KPMG Peat Marwick LLP

  **24.1      Power of Attorney


-------------------------

** Previously filed.